UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

March 22, 2007
(Date of earliest event reported)

SPECTRUM BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On March 12, 2007, Spectrum Brands, Inc. (the “Company”) publicly announced that it had received a commitment from Goldman Sachs Credit Partners L.P. and Banc of America Securities LLC to refinance the Company’s existing senior credit facility with a new bank credit facility (the “Proposed New Credit Facility”).

On March 21, 2007, the Company publicly announced that Goldman Sachs Credit Partners L.P. and Banc of America Securities LLC in connection with seeking lending commitments under the Proposed New Credit Facility have furnished certain information from the Company to prospective lenders. On March 22, 2007, Goldman Sachs Credit Partners L.P. and Banc of America Securities LLC furnished certain additional information to prospective lenders. Attached as Exhibit 99.1 hereto and incorporated by reference herein is a presentation of certain of such additional information.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to (i) the Company’s ability to refinance its existing senior credit facility and (ii) the ability to identify potential buyers for the Home and Garden Assets and to consummate any such sale. The Company cautions the reader that actual results could differ materially from the expectations described in the forward-looking statements. The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this report. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Supplemental Regulation FD Disclosure of Spectrum Brands, Inc., dated March 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2007	SPECTRUM BRANDS, INC.

	By:	/s/ Randall J. Steward
		Name:	Randall J. Steward
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Supplemental Regulation FD Disclosure of Spectrum Brands, Inc., dated March 22, 2007